Exhibit 99.1

Progyny Raises 2022 Financial Guidance
Shipments of Key Fertility Medication Have Resumed

NEW YORK, November 28, 2022 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a leading benefits management company specializing in fertility and family building benefits solutions, today announced that it is raising its financial guidance for the fourth quarter and full year period ending December 31, 2022, in light of the resumption in the deliveries of Menopur®, a commonly prescribed fertility medication, following the previously disclosed industry-wide shortage in the supply of that medication.

During its earnings call on November 3, 2022, the Company disclosed that the shortage of this medication was expected to impact its fourth quarter results, given the different unit economics associated with the medications that would be used as alternatives by Progyny members while continuing to pursue their treatments.

As disclosed on the call, the Company’s financial guidance for the fourth quarter at that time had assumed that Menopur would not be available for the remainder of 2022. Given the need to dispense medication in advance of scheduled fertility treatment cycles, the significant majority of the dispensing for the cycles that were expected to be impacted by the shortage has already occurred. Accordingly, the Company is increasing its guidance to reflect the positive impact now expected in the fourth quarter. The Company expects that historical prescribing and dispensing patterns will resume by the end of 2022.

“We are pleased to see that this matter was resolved quickly and without impact to members’ treatment utilization,” said Pete Anevski, Progyny’s Chief Executive Officer. “We are excited to enter 2023 with more than 370 clients, whose 5.4 million members will have the coverage, support and access to the full range of medications they need as they pursue their fertility and family building journeys.”

The Company is providing the following updated financial guidance for both the full year and the three-month period ending December 31, 2022:

•Full Year 2022 Outlook:
◦Revenue is now projected to be $781.5 million to $786.5 million, reflecting growth of 56% to 57%
◦Net income is projected to be $28.5 million to $29.5 million, or $0.28 to $0.29 per diluted share, on the basis of approximately 100 million assumed weighted-average fully diluted-shares outstanding
◦Adjusted EBITDA1 is projected to be $124.0 million to $125.5 million

•Fourth Quarter of 2022 Outlook:
◦Revenue is projected to be $208.9 million to $213.9 million, reflecting growth of 64% to 68%
◦Net income is projected to be $1.5 million to $2.5 million, or $0.02 to $0.03 per diluted share, on the basis of approximately 100 million assumed weighted-average fully diluted-shares outstanding
◦Adjusted EBITDA1 is projected to be $31.4 million to $32.9 million

1.Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Please review the information under “Non-GAAP Financial Measure” in this release for additional information regarding Adjusted EBITDA, as well as the reconciliation below of forward-looking Adjusted EBITDA to forward-looking net income, the most directly comparable financial measure stated in accordance with GAAP for the period presented.

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending December 31, 2022 and Year Ending December 31, 2022

	Three Months Ending December 31, 2022		Year Ending December 31, 2022
(in thousands)	Low	High	Low	High

Revenue	$ 208,908	$ 213,908	$ 781,500	$ 786,500
Net Income	$ 1,500	$ 2,500	$ 28,450	$ 29,450
Add:
Depreciation and amortization	445	445	1,600	1,600
Stock-based compensation expense	29,049	29,049	100,500	100,500
Other income, net	(235)	(235)	(500)	(500)
Provision (benefit) for income taxes	600	1,100	(6,050)	(5,550)
Adjusted EBITDA*	$31,359	$32,859	$124,000	$125,500

* All of the numbers in the table above reflect our future outlook as of the date hereof. Net income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.

About Progyny
Progyny (Nasdaq: PGNY) is a leading fertility benefits management company. We are redefining fertility and family building benefits, proving that a comprehensive and inclusive solution can simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with education and guidance from a dedicated Patient Care Advocate (PCA), provides access to a premier network of fertility specialists using the latest science and technologies, reduces healthcare costs for the nation’s leading employers, and drives optimal clinical outcomes. We envision a world where anyone who wants to have a child can do so.

Headquartered in New York City, Progyny has been recognized for its leadership and growth by CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Financial Times, INC. 5000, and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the fourth quarter and full year 2022, including the impact of the Menopur® shortage, as well as the resumption of prescribing and dispensing patters; our anticipated number of clients and covered lives for 2023; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information are forward-looking statements. The words “anticipates,” “assumes,” “believe,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “project,” “seeks,” “should,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, risks related to the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak, the spread of new variants, government actions and restrictive measures implemented in response, delays and cancellations of fertility procedures and other impacts to the business; failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability in the future; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the level or the mix of utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; unfavorable conditions in our industry or the United States economy; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the medical landscape, regulations, client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; our ability to maintain our Company culture; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain or any disruption of our pharmacy distribution network or their supply chain; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to potential sales to government entities; our ability to protect our intellectual property rights; risks related to any litigation against us; risks related to acquisitions, strategic investments, partnerships, or alliances; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a significant portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting and the increased costs of operating as a public company. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and subsequent reports that we file with the SEC which are available at http://investors.progyny.com and on the SEC’s website at https:// www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measure
In addition to disclosing financial measures prepared in accordance with GAAP, this press release includes the non-GAAP financial measure Adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. We believe that this non-GAAP measure, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including other income, net and interest (income) expense, net; (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate Adjusted EBITDA, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; other income, net; interest income, net; and benefit for income taxes. Please see “Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending December 31, 2022 and Year Ending December 31, 2022”
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